                                                                     EXHIBIT 3.2

                                     BYLAWS
                                     ------

                                       of

                              NEWMIL BANCORP, INC.

                         (Revised as of January 2, 1992)

                              NEWMIL BANCORP, INC.

                                     BYLAWS
                                     ------

                                    CONTENTS

                                                                              PAGE
                                                                              ----
ARTICLE I.                 GENERAL. . . . . . . . . . . . . . . . . . . . . . . 1

ARTICLE II.                MEETINGS OF STOCKHOLDERS. . .  .. . . . . . . . . . .1
      Section 1.           Place of Meeting. . . . . . . . . . . . . . . . . . .1
      Section 2.           Annual Meeting. . . . . . . . . . . . . . . . . . . .1
      Section 3.           Special Meetings. . . . . . . . . . . . . . . . . . .2
      Section 4.           Notice of Meetings. . . . . . . . . . . . . . . . . .2
      Section 5.           Quorum. . . . . . . . . . . . . . . . . . . . . . . .3
      Section 6.           Voting. . . . . . . . . . . . . . . . . . . . . . . .3
      Section 7.           Record Date for Stockholders. . . . . . . . . . . . .3
      Section 8.           Stockholder List. . . . . . . . . . . . . . . . . . .4
      Section 9.           Conduct of Meeting. . . . . . . . . . . . . . . . . .4

ARTICLE III.               SHARES. . . . . . . . . . . . . . . . . . . . . . . .5
      Section 1.           Share Certificates. . . . . . . . . . . . . . . . . .5
      Section 2.           Stock Transfers. . . . . . . . . . . . . . . . . . . 5

ARTICLE IV.                DIRECTORS . . . . . . . . . . . . . . . . . . . . . .6
      Section 1.           Number, Election and Term of Office. . . . . . . . . 6
      Section 2.           Stockholder Nomination of Director Candidates   . . .7
      Section 3.           Removal of Directors. . . . . . . . . . . . . . . . .8
      Section 4.           Vacancies. . . . . . . . . . . . . . . . . . . . . . 9
      Section 5.           Powers. . . . . . . . . . . . . . . . . . . . . . . .9
      Section 6.           Limitation. . . . . . . . . . . . . . . . . . . . . .9

ARTICLE V.                 MEETINGS OF DIRECTORS. . . . . . . . . . . . . . . .10
      Section 1.           Annual Meetings. . . . . . . . . . . . . . . . . . .10
      Section 2.           Regular Meetings. . . . . . . . . . . . . . . . . . 10
      Section 3.           Special Meetings. . . . . . . . . . . . . . . . . . 10
      Section 4.           Notice. . . . . . . . . . . . . . . . . . . . . . . 10
      Section 5.           Quorum. . . . . . . . . . . . . . . . . . . . . . . 10
      Section 6.           Director Participation in Meetings by Telephone  . .11
      Section 7.           Directors' Action Without Meeting. . . . . . . . . .11

ARTICLE VI.                OFFICERS . . . . . . . . . . . . . . . . . . . . . .11
      Section 1.           Election and Tenure. . . . . . . . . . . . . . . . .11
      Section 2.           Vacancies. . . . . . . . . . . . . . . . . . . . . .12
      Section 3.           Duties. . . . . . . . . . . . . . . . . . . . . . . 12
      Section 4.           Removal of Officers. . . . . . . . . . . . . . . . .14

ARTICLE VII.               CORPORATE SEAL. . . . . . . . . . . . . . . . . . . 14

ARTICLE VIII.              COMMITTEES; EMERGENCY DELEGATION. . . . . . . . . . 14
      Section 1.           Executive Committee. . . . . . . . . . . . . . . . .14
      Section 2.           Audit Committee. . . . . . . . . . . . . . . . . . .15
      Section 3.           Nominating Committee. . . . . . . . . . . . . . . . 16
      Section 4.           Investment Committee. . . . . . . . . . . . . . . . 16
      Section 5.           Salary and Benefits Committee. . . . . . . . . . . .17
      Section 6.           Other Committees. . . . . . . . . . . . . . . . . . 17
      Section 7.           Vacancies. . . . . . . . . . . . . . . . . . . . . .18
      Section 8.           Emergency Delegation. . . . . . . . . . . . . . . . 18

ARTICLE IX.                GENERAL . . . . . . . . . . . . . . . . . . . .. . .18

ARTICLE X.                 AUDIT. . . . . . . . . . . . . . . . . . . . . . . .19

ARTICLE XI.                AMENDMENTS . . . . . . . . . . . . . . . . . . . . .19

ARTICLE XII.               INDEMNIFICATION. . . . . . . . . . . . . . . . . . .20

                                     BYLAWS
                                     ------

                                       of

                              NEWMIL BANCORP, INC.
                        (Revised as of January 21, 1992)

                                   ARTICLE I.

                                     GENERAL

         These Bylaws are intended to supplement and implement applicable provisions of law and of the Certificate of Incorporation of the Corporation with respect to the regulation of the affairs of the Corporation.

                                   ARTICLE II.

                            MEETINGS OF STOCKHOLDERS

         SECTION 1. Place of Meetings: Stockholders' meetings shall be held at
                    -----------------
the principal offices of the Corporation or at such other place, either within or without the State of Delaware, as shall be designated in the notice of meeting.
         SECTION 2. Annual Meeting: The Annual Meeting of the Stockholders shall
                    --------------
be held at the principal office of this Corporation on such date in the month of October, or at such other place or on such other date, and at such time, as shall be stated in the notice of the meeting, provided that the first Annual Meeting shall be held on a date within thirteen months after the organization of the Corporation, and each successive Annual Meeting shall be held on a date within thirteen months after the date of the preceding Annual Meeting. At such meeting, the stockholders shall elect the successors to that class of Directors whose terms shall have then expired and shall transact such other business as shall properly come before them.

         SECTION 3. Special Meetings: Special meetings may be called at any time
                    ----------------
but only by the President or Board of Directors, unless otherwise required by law.

         SECTION 4. Notice of Meetings: Written notice of all meetings shall be
                    ------------------
given, stating the place, date, and hour of the meeting and stating the place at which the list of stockholders of the corporation may be examined. The notice of an Annual Meeting shall state that the meeting is called for the election of directors and for the transaction of other business which may properly come before the meeting. The notice of a Special Meeting shall in all instances state the purpose or purposes for which the meeting is called. Except as otherwise provided by the Delaware General Corporation Law, a copy of the notice of any meeting shall be given, personally or by mail, not less than ten days nor more than sixty days before the date of the meeting, unless the lapse of the prescribed period of time shall have been waived, and directed to each stockholder at his record address or at such other address which he may have furnished by request in writing to the Secretary of the Corporation. Notice by mail shall be deemed to be given when deposited, with postage thereon prepaid, in the United States mail. If a meeting is adjourned to another time, not more than thirty days hence, and/or to another place, and if an announcement of the adjourned time and/or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the directors, after adjournment, fix a new record date for the adjourned meeting. Attendance of a stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends the meeting for the

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express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

         SECTION 5. Quorum: The holders of a majority of the shares of the
                    ------
issued and outstanding stock entitled to vote at a meeting, present either in person or by proxy, shall constitute a quorum for the transaction of business at such meeting of the stockholders. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, all questions shall be decided by a vote of the holders of a majority of the shares present at any meeting of stockholders at which a quorum is present. If a quorum be not present at such meeting, the stockholders present in person or by proxy may adjourn to such future time as shall be agreed upon by them and notice of said adjournment shall be given to the stockholders not present or represented at the meeting.

         SECTION 6. Voting: Each share of stock shall entitle the holder thereof
                    ------
to one vote. Action shall be authorized by a majority of the votes cast except where the Delaware General Corporation law prescribes a different percentage of votes and/or a different exercise of voting power, and except as may be otherwise prescribed by the provisions of the Certificate of Incorporation and these Bylaws. In the election of Directors, and for any other action, voting need not be by ballot.

         SECTION 7. Record Date For Stockholders: For the purpose of determining
                    ----------------------------
the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         SECTION 8. Stockholder List. The list of stockholders shall be open to
                    ----------------
the examination of any stockholder during ordinary business hours, for a period of at least ten days prior to any meeting of stockholders, either at the principal office of the corporation or at the place where the meeting is to be held, for any purpose germane to such meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the corporation, or to vote at any meeting of stockholders.

         SECTION 9. Conduct of Meeting. Meetings of the stockholders shall be
                    ------------------
presided over by one of the following officers in the order of seniority and if present and acting the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the President, a Vice President, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the stockholders. The Secretary of the Corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present the presiding officer or chairman of the meeting shall appoint a secretary of the meeting.

                                  ARTICLE III.

                                     SHARES

         SECTION 1. Share Certificates: Every holder of stock in the Corporation
                    ------------------
shall be entitled to have a certificate signed by, or in the name of, the Corporation by the Chairman or Vice-Chairman of the Board of Directors, if any, or by the President or Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation certifying the number of shares owned by the holder in the Corporation. Any and all signatures on any such certificate may be facsimiles.

         The Corporation may issue a new certificate of stock in place of any certificate theretofore issued by it, alleged to have been lost, stolen, or destroyed, and the Board of Directors may require the owner of any lost, stolen, or destroyed certificate, or such owner's legal representative, to give the corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of any such new certificate.

         SECTION 2. Stock Transfers: Upon compliance with provisions restricting
                    ---------------
the transfer or registration of transfer of shares of stock, if any, transfers or registration of transfers of shares of stock of the Corporation shall be made only on the stock ledger of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation or with a transfer agent or a registrar, if any, and on surrender of the certificate or certificates for such shares of stock properly endorsed and the payment of all taxes due thereon.

                                   ARTICLE IV.

                                    DIRECTORS

         SECTION 1. Number, Election. and Term of Office: The affairs of the
                    ------------------------------------
Corporation shall be managed by a Board of Directors consisting of not less than six nor more than fifteen Directors. The Directors of the Corporation shall be divided into three classes, namely, Classes I, II and III, as nearly equal in number as possible, with each class consisting of no fewer than two nor more than five Directors, as the Board of Directors shall from time to time determine. Class I Directors shall initially serve until the first Annual Meeting of Stockholders. Class II Directors shall initially serve until the second Annual Meeting of Stockholders. Class III Directors shall initially serve until the third Annual Meeting of Stockholders. At each annual Meeting of Stockholders, the successors to any class of Directors whose terms shall then expire shall be elected to serve three year terms and until their successors are elected and qualified. The number of positions on the Board of Directors shall initially be nine. Thereafter, the number of positions on the Board of Directors shall be the number fixed by resolution of the Board of Directors, or, in the absence of such resolution, shall be the number of Directors elected at the preceding Annual Meeting of Stockholders. The number of positions on the Board of Directors for any year, as fixed in accordance with the foregoing (hereinafter referred to as the "number of directorships") may be increased by no more than two in each fiscal year or decreased at any time as provided by law. When the number of directorships is changed pursuant to the Certificate of Incorporation or this Article IV, any newly created directorships or any decrease in directorships shall be so apportioned among the classes so as to make all classes as nearly equal in number as possible.

         SECTION 2. Stockholder Nomination of Director Candidates: Nominations
                    ---------------------------------------------
for election to the Board of Directors may be made by the Board of Directors or by any stockholder of any outstanding class of capital stock of the Corporation entitled to vote for the election of Directors. Nominations, other than those made by the Board of Directors, shall be made in writing and shall be delivered or mailed to the Secretary of the Corporation not fewer than sixty (60) calendar days or more than ninety (90) calendar days prior to any meeting of stockholders called for the election of Directors; provided, however, that if fewer than fifty (50) calendar days' notice of the meeting is given to stockholders, such nomination shall be mailed or delivered to the Secretary of the Corporation not later than the close of business on the seventh day following the day on which the notice of such meeting was mailed. Such notification shall contain the following information, to the extent known to the notifying stockholder:

     (a) The name, age, business address and residence address of each proposed nominee;

     (b)  The principal occupation of each proposed nominee;

     (c) The total number of shares of capital stock of the Corporation that will be voted for each proposed nominee;

     (d)  The name and address of the notifying stockholder;

     (e) The number of shares of capital stock of the Corporation owned by the notifying stockholder; and

     (f) any other information relating to such proposed nominee that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected).

In the event that the notifying stockholder is the beneficial owner of the shares of the capital stock of the corporation described in such notification, and not the record holder, then the notifying stockholder shall furnish to the Secretary of the Corporation evidence satisfactory t.o the Secretary showing that such person is entitled to act with respect to such shares. Nominations not made in accordance herewith may be disregarded by the chairman of the meeting, and, upon his instructions, the vote tellers may disregard all votes cast for each such nominee.

         SECTION 3. Removal of Directors: Any Directors may be removed from
                    --------------------
office at any time, with cause, by concurrent vote of the holders of not less than sixty-six and two-thirds percent of the issued and outstanding shares entitled to vote, at any meeting of stockholders called for that purpose; provided, however, that if there is an Interested Stockholder (as is defined in Article TWELFTH of the Certificate of Incorporation) such sixty-six and two-thirds percent vote must include the affirmative vote of not less than two-thirds of the vote thereon held by stockholders other than the Interested Stockholder. As used in this Section 3, "cause" shall mean either conviction of a felony or negligence in the performance of a duty to the Corporation, as determined in good faith by a vote of not less than a majority of the Board of Directors. In the event that any Director is unable to attain an attendance record at meetings of the Board of Directors of 75% in any fiscal year, such Director's office shall be immediately vacated.

         SECTION 4. Vacancies: Vacancies created by an increase in the number of
                    ---------
directorships shall be filled for the unexpired term by a vote of not less than a majority of the directorships existing prior to such increase. Vacancies occurring by reason other than by increase in the number of directorships shall be filled for the unexpired term by the concurring vote of a majority of the Directors remaining in office, even though such remaining Directors may be less than a majority of the number of directorships (as fixed for the current year in accordance with Article IV, Section 1). If such remaining Directors fail to fill a vacancy, then such vacancy shall be filled by action of stockholders.

         SECTION 5. Powers: The property, business, and affairs of the
                    ------
Corporation shall be managed by the Directors, who may exercise all power and do all the things which may be exercised or done by the Corporation subject to provisions of law, the statutes of the State of Delaware, the Certificate of Incorporation, these Bylaws, and any vote of the stockholders. The Board of Directors shall have power to put to use the funds of the Corporation and to establish rules for the regulation of the Board of Directors.

         SECTION 6. Limitation: No person shall be eligible for election as
                    ----------
Director and no Director shall be eligible for re-election after having reached his or her 70th birthday. The office of a Director shall become vacant at the Annual Meeting of Stockholders next following the 70th birthday of the Director. Notwithstanding the above limitation, those Directors serving at the time these bylaws become effective shall not be required to vacate their offices or be barred from re-election because of age.

                                   ARTICLE V.

                              MEETING OF DIRECTORS

         SECTION 1. Annual Meetings: A regular meeting of the Board of Directors
                    ---------------
shall be held without notice immediately after the Annual Meeting of Stockholders, or as soon thereafter as convenient. At such meeting the Board of Directors shall choose and appoint the officers of the Corporation who shall hold their offices, subject to prior removal by the Board of Directors, until the next annual meeting or until their successors are chosen and qualified.

         SECTION 2. Regular Meetings: All other regular meetings of the Board of
                    ----------------
Directors may be held without notice at such date, time, and place as the Board of Directors may determine and fix by resolution, but not less regularly than once in every calendar month.

         SECTION 3. Special Meetings: Special meetings of the Board of Directors
                    ----------------
may be held upon call of the President, or upon call of a majority of the Directors.

         SECTION 4. Notice: Written or oral notice of the date, time, and place
                    ------
of all special meetings of the Board of Directors shall be given to each Director personally or mailed to his residence or usual place of business at least two (2) days prior to the date of the meeting, provided that any one or more Directors, as to himself or themselves, may waive such notice in writing or by attendance without protest at such meeting.

         SECTION 5. Quorum: Directors holding a majority of the number of
                    ------
directorships shall constitute a quorum. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, all questions shall be decided by a vote of a majority of the Directors present at any meeting of the Board of Directors at which a quorum is present.

         SECTION 6. Director Participation in Meetings by Telephone: A director
                    -----------------------------------------------
may participate in a meeting of the Board of Directors by means of conference telephone or similar communications equipment enabling all Directors participating in the meeting to hear one another, and participation in a meeting pursuant to this Section 6 shall constitute presence in person at such meeting.

         SECTION 7. Directors' Action Without Meeting: If all the Directors
                    ---------------------------------
severally or collectively consent in writing to any action taken or to be taken by the Corporation, such action shall be as valid as though it had been authorized at a meeting of the Board of Directors. The Secretary of the Corporation shall file such consent or consents with the minutes of the meetings of the Board of Directors.

                                   ARTICLE VI.

                                    OFFICERS

         SECTION 1. Election and Tenure. The Board of Directors, at its regular
                    -------------------
annual meeting, shall elect a President and (if deemed advisable) a Chairman, each of whom shall be a Director, one or more Vice-Presidents, a Secretary, a Treasurer and a Chief Financial and Accounting Officer. The Board of Directors may elect such other or additional officers as may from time to time appear necessary, who may, but need not be Directors. The officers elected by the Board of Directors shall serve at the pleasure of the Board of Directors. Any two or more offices may be held by the same person, except the offices of President and Secretary. Normal retirement age for officers shall be 65 years, and no person shall be eligible to be an officer of the Corporation after attaining the age of 70 years.

         SECTION 2. Vacancies. The Board of Directors may fill any vacancy in
                    ---------
any office, and the person so chosen shall serve at the pleasure of the Board of Directors. When any officer is unable to perform the duties of his office, the Board of Directors may appoint an assistant to him, to serve during its pleasure until the next annual meeting of the Board of Directors, and such assistant shall have the same powers and duties as such officer.

         SECTION 3. Duties:
                    ------

                  (a) The President shall be the chief executive officer of the Corporation unless the Board of Directors designates the Chairman of the Board as the chief executive officer. The President shall have all powers and perform all duties incidental to his office and as may be assigned to him from time to time by the Board of Directors. The President shall, in addition, be subject to the direction of the Board of Directors, the Chairman, and the Executive Committee. The President shall be a member ex officio of all committees of the
                                           ----------
Board of Directors except the Audit Committee. In the absence of the Chairman, he shall preside at all meetings of the Board of Directors.

                  (b) The Chairman shall have all powers and perform all duties incidental to his office and as may be assigned to him from time to time by the Board of Directors. The Chairman shall, if so designated by the Board of Directors, be the chief executive officer of the Bank. The Chairman shall preside at all meetings of the Board of Directors. The Chairman shall be a member ex officio of all committees of the Board of Directors except the Audit
       ----------
Committee.

                  (c) The Vice Presidents shall do and perform such duties as may from time to time be assigned to them by the Chairman, the President or the Board of Directors. In the absence of or disability of the Chairman and President, the Vice Presidents in the order designated by the Board of Directors, or in the absence of any designations, then in the order of their election, shall perform the duties of the President.

                  (d) The Secretary shall keep the minutes of the meetings of stockholders and the Board of Directors and shall give notice of all such meetings as required by these Bylaws. The Secretary shall have custody of such minutes, the seal of the Corporation and the stock certificate records of the Corporation, except to the extent some other person is authorized to have custody and possession thereof by a resolution of the Board of Directors. The Secretary shall in general perform all the duties incident to this office and such other duties as may from time to time be assigned by the Board of Directors, the Chairman, or the President.

                  (e) The Treasurer shall keep the financial accounts of the Corporation, including an account of all moneys received or disbursed. The Treasurer shall have such powers and perform such duties as from time to time may be assigned by the Board of Directors, the Chairman, or the President.

                  (f) The Auditor shall make such examinations of the accounts and transactions of the Corporations as may be required and he shall perform such other duties as are prescribed in an audit program to be approved by the Board of Directors. He shall be free to examine the procedures of any department or section of the Bank without previous officer consultation, maintain a summary record of dates of completed audits, and make periodic comprehensive reports to the Board of Directors or to the Audit Committee with such suggestions and recommendation as may be considered advisable. The Auditor may also be elected a Vice President, but shall not otherwise serve in any additional capacity.

                  (g) In addition to those powers and duties specifically indentified herein and that may from time to time be delegated to them by the Board of Directors, the officers of the Corporation shall have the powers and perform the duties which by law and general usage appertain to their respective offices.

         SECTION 4. Removal of Officers: Any officer may be removed (i) upon the
                    -------------------
concurring vote of Directors holding a majority of the directorships, or (ii) in accordance with the provisions of a written agreement between any officer and the Corporation if such written agreement otherwise provides.

                                  ARTICLE VII.

                                 CORPORATE SEAL

         The Corporate seal shall be in such form as the Board of Directors shall prescribe.

                                  ARTICLE VIII.

                        COMMITTEES; EMERGENCY DELEGATION

         The Board of Directors at its annual meeting and at such other times as it shall seem appropriate, shall appoint Directors to serve as members of committees of the Board of Directors for a term of one year, as follows:

         SECTION 1. Executive Committee: There shall be an Executive Committee
                    -------------------
composed of the Chairman, the President and not less than three or more than five other Directors. The Chairman of the Board shall serve as the chairman of the Executive Committee, unless a different director is so designated as chairman of such committee by the Board of Directors. Any other Director may be called upon by the chairman of this Committee, by the Chairman or by the President to serve as an alternate member of this Committee, and to attend any meeting of this Committee with full power to act as such member. Three members or alternate members of this Committee, not more than one of whom is also an officer of the Corporation, shall constitute a quorum, and the vote of the majority of members present shall be the act of the Committee. The Committee shall meet at such time as it shall determine, and at the call of the Chairman or President. The Committee shall have general supervision of the business affairs of the Corporation. The Committee shall keep minutes of its meetings, and such minutes shall be submitted at the next regular meeting of the Board of Directors at which quorum is present, and any action taken by the Board of Directors with respect thereto shall be entered in the minutes of the Board.

         SECTION 2. Audit Committee: There shall be an Audit Committee composed
                    ---------------
of not less than three nor more than five Directors, none of whom shall be officers of the Corporation. The duties of this Committee shall be to cause suitable examinations to be made at least annually of the affairs of the Corporation. The results of such examination shall be reported in writing to the Board of Directors at the regular meeting of the Board of Directors next following completion of any such examination, or in any event at the annual meeting of the Board of Directors. Each such report shall set forth an opinion with respect to the financial condition of the Corporation, whether adequate controls and procedures are being maintained, and such recommendations for changes as shall be deemed advisable. Three members of this Committee shall constitute a quorum, and the vote of a majority of the members present shall be the act of the Committee.

         The Audit Committee is responsible for recommending to the full Board of Directors an External Auditor to perform the annual examination of the Corporation; working with management and the board on the selection of the Internal Auditor; reviewing the adequacy of the Corporation's accounting system and financial reports; reviewing the reports of the External and Internal Auditors and periodically reporting their findings and recommendations to the full Board of Directors.

         SECTION 3. Nominating Committee: There shall be a Nominating Committee
                    --------------------
composed of not less than four Directors, which shall: (i) consult with the full Board of Directors and recommend candidates for Directors either to be elected at meetings of Shareholders or to be appointed by the Board of Directors from time to time for the purpose of filling any vacancy among the Directors; and
(ii) consult with management and recommend to the Board of Directors candidates for officers of the Bank. The Nominating Committee shall meet at least annually and more often if necessary. The Committee shall keep minutes of its meeting, and it shall submit its written report to the Board of Directors. The written report of the Committee shall contain the following: (a) the name and address of the candidate; (b) a brief biography of such candidate, unless such candidate is being recommended for re-election to any office; and, (c) such other information as shall be necessary or appropriate with respect to such recommendation.

         SECTION 4. Investment Committee: There shall be an Investment Committee
                    --------------------
composed of not less than three nor more than five Directors. The Committee shall have power to establish the investment policy of the Corporation, to ensure adherence to such investment policy, to recommend amendments thereto, and to exercise any and all authority regarding investment decisions that may lawfully be delegated. Three members of this Committee, not

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more than one of whom is also an officer of the corporation, shall constitute a quorum, and the vote of a majority of the members present shall be the act of the Committee. The Committee shall keep minutes of its meetings, and it shall submit its written report to the Board of Directors.

         SECTION 5. Salary and Benefits Committee: There shall be a Salary and
                    -----------------------------
Benefits Committee composed of not less than three nor more than five Directors, not more than one of who shall be an officer of the Corporation. The Committee shall have the power to recommend to the Board of Directors compensation for officers and employees of the Corporation and benefit plans for the benefit of the employees of the Corporation. Three members of this Committee shall constitute a quorum, and the vote of a majority of the members present shall be the act of the Committee. The Committee shall keep minutes of its meetings, and it shall submit its written report to the Board of Directors.

         SECTION 6. Other Committees: The Board of Directors may, by resolution
                    ----------------
passed by a majority of the whole Board, designate one or more other committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation with the exception of any authority the delegation of which is prohibited by Section 141 of the General Corporation Law. The appointment of any such committee, its members, purposes, powers and tenure shall be recorded in the minutes of the Board of Directors.

         SECTION 7. Vacancies: In the event of the death, resignation or
                    ---------
incapacity of any member of a committee, or in the event of a vacancy for any other reason, the Board of Directors shall, if the number of members of such committee is thereby reduced to less than the minimum required hereunder, and the Board may, if the number of members of such committee is not thereby reduced to less than the minimum required hereunder, fill the vacancy thereby created for the remainder of the term thereof in the manner prescribed for an original appointment to any such committee.

         SECTION 8. Emergency Delegation: The Board of Directors may provide for
                    --------------------
the delegation of authority in the event of war or other emergency, including the temporary delegation, to the extent permitted by law, to officers, of the powers of the Board of Directors and Committees thereof.

                                   ARTICLE IX.

                                     GENERAL

         The Corporation shall operate on a fiscal year beginning on July 1 of each year and ending on June 30 of the following year, subject to change at the discretion of the Board of Directors.

                                   ARTICLE X.

                                      AUDIT

         The Board of Directors shall annually have an audit or examination by Certified Public Accountants to examine thoroughly the books, records, accounts, and affairs of the Corporation in accordance with the statutes.

                                   ARTICLE XI.

                                   AMENDMENTS

         These Bylaws may be altered, amended, added to or repealed by the affirmative vote of the holders of a majority of the voting power of shares entitled to vote thereon or by the affirmative vote of Directors holding a majority of the number of directorships. Notwithstanding the foregoing and anything contained in these Bylaws to the contrary, Section 3 of Article II,
Section 1, 2, 3, and 4 of Article IV and this Article XI of these Bylaws shall not be altered, amended, added to or repealed without the affirmative vote of the holders of not less than sixty- six and two-thirds percent of the voting power of the issued and outstanding shares entitled to vote thereon; provided, however, that if there is an Interested Stockholder (as defined in Article TWELFTH of the Certificate of Incorporation), such sixty-six and two-thirds percent vote must include the affirmative vote of not less than two-thirds of the voting power of the issued and outstanding shares entitled to vote thereon held by stockholders other than the Interested Stockholder. Any notice of a meeting of stockholders or of the Board of Directors at which these Bylaws are proposed to be altered, amended, added to, or repealed shall include notice of such proposed action.

                                  ARTICLE XII.

                                 INDEMNIFICATION

         The Corporation shall provide indemnification, to the full extent permitted or required of corporations subject to the General Corporation Law of the State of Delaware, to its officers, directors, employees, and to such other persons specified in such Act.

         I HEREBY CERTIFY that the foregoing is a full, true and correct copy of the Bylaws of NEWMIL BANCORP, INC., a Delaware corporation, as in effect on the date hereof.

         WITNESS my hand and the seal of the corporation.

Dated:


                                                     ---------------------------
                                                     Name:
(SEAL)                                               Title:

July 28, 1992
Meeting of the Board of Directors
of NewMil Bancorp, Inc.

                         Resolutions Amending the Bylaws
                                       of
                              NEWMIL BANCORP, INC.


After full discussion and on motion duly made and seconded, the following Resolution was adopted:

                  RESOLVED, that Article VIII, Section 1 of the Bylaws of NewMil Bancorp, Inc. be amended to reflect that the appointment of an Executive Committee is discretionary, not mandatory, by deleting the first and second sentences thereof in their entirety and inserting in lieu thereof the following first and second sentences:

                  "SECTION 1.       Executive Committee:
                                    -------------------

                           At the discretion of the Board of Directors, there
                  shall be an Executive Committee composed of the Chairman, the President and not less than three nor more than five other Directors. If an Executive Committee is appointed by the Board of Directors, the Chairman of the Board shall serve as the chairman of the Executive Committee, unless a different director is so designated as chairman of such committee by the Board of Directors."

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